EXHIBIT 99.1
Selected Financial Data
The following table sets forth our summary condensed consolidated financial data for the periods presented below and our earnings per share as adjusted for the stock dividends described below. The summary condensed consolidated financial data as of June 30, 2019 have been derived from our unaudited condensed consolidated financial statements. Our unaudited condensed consolidated financial statements include only normal and recurring adjustments, necessary to state fairly the data included therein.
The per-share amounts shown below have been retroactively adjusted to reflect the 5% stock dividend which was paid on September 27, 2019 to stockholders of record on September 17, 2019 (see note (2) below).
Our historical results are not necessarily indicative of the results of operations for future periods, and our results of operations for the six-month period ended June 30, 2019 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2019. You should read the following summary condensed consolidated financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our condensed consolidated financial statements and related notes included in our Quarterly Report on Form 10-Q for the period ended June 30, 2019.

	Year Ended December 31,
	2018	2017	2016	2015	2014
Statement of Operations Data:
Total revenues (1)	$1,870,262	$1,807,476	$1,690,949	$1,657,197	$1,591,315
Operating income (2)	224,049	235,648	234,505	205,936	211,561
Net income attributed to Vector Group Ltd.	58,105	84,572	71,127	59,198	36,856
Per basic common share (3)
Net income attributed to Vector Group Ltd. applicable to common shares	$0.35	$0.54	$0.48	$0.40	$0.27
Per diluted common share (3)
Net income attributed to Vector Group Ltd. applicable to common shares	$0.35	$0.54	$0.48	$0.40	$0.27

Cash distributions declared per common share (3)	$1.47	$1.40	$1.33	$1.27	$1.21

	June 30,	December 31,	December 31,	December 31,	December 31,	December 31,
	2019	2018	2017	2016	2015	2014
Balance Sheet Data:
Current assets	$638,493	$872,221	$613,709	$705,463	$583,739	$751,397
Total assets	1,455,160	1,549,504	1,328,278	1,404,035	1,280,615	1,389,042
Current liabilities	558,067	484,920	204,639	196,148	216,292	212,424
Notes payable, embedded derivatives, long-term debt and other obligations, less current portion	1,180,151	1,411,486	1,270,657	1,245,275	1,000,150	995,001
Noncurrent employee benefits, deferred income taxes and other long-term liabilities	323,638	200,464	184,742	215,884	186,334	202,297
Stockholders' deficiency	(606,696)	(547,366)	(331,760)	(253,272)	(122,161)	(20,680)

	For the Three Months Ended						For the Six Months Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	June 30, 2019	June 30, 2018
Statement of Operations Data:
Total revenues (4)	$538,432	$420,924	$445,939	$513,869	$481,488	$428,966	$959,356	$910,454
Operating income (5)	76,244	42,590	48,086	66,018	61,861	48,084	118,834	109,945
Net income attributed to Vector Group Ltd.	39,307	14,953	21,074	12,002	17,818	7,211	54,260	25,029
Per basic common share (3)
Net income attributed to Vector Group Ltd. applicable to common shares	$0.25	$0.09	$0.13	$0.07	$0.11	$0.04	$0.34	$0.15
Per diluted common share (3)
Net income attributed to Vector Group Ltd. applicable to common shares	$0.25	$0.08	$0.13	$0.07	$0.11	$0.04	$0.33	$0.15

Cash distributions declared per common share (3)	$0.38	$0.38	$0.38	$0.36	$0.36	$0.36	$0.76	$0.73
______________________________

(1)	Revenues include excise taxes of $469,836, $460,561, $425,980, $439,647, and $446,086, respectively.

(2)
Operating income includes $6,298, $2,721, $4,364, and $1,419 of income from MSA Settlements for the years ended December 31, 2018, 2017, 2015, and 2014, respectively and $247 of expense from MSA Settlements for the year ended December 31, 2016; and $1,784 of litigation judgment and settlement income for the year ended December 31, 2018, and $6,591, $20,000, $20,072, and $2,475 of litigation judgment and settlement expense for the years ended December 31, 2017, 2016, 2015, and 2014, respectively; and $41 and $1,819 of restructuring charges for the years ended December 31, 2016 and 2015, respectively.

(3)
Per share computations include the impact of 5% stock dividends on September 27, 2019, September 27, 2018, September 28, 2017, September 29, 2016, September 29, 2015, and September 26, 2014, respectively.

(4)	Revenues include excise taxes of $119,943, $104,633, $110,637, $130,428, $115,970, $112,801, $224,576, and $228,771, respectively.

(5)
Operating income includes $2,808, $3,490 and $6,298 of income from MSA Settlements for the three months ended June 30, 2018 and March 31, 2018, and for the six months ended June 30, 2018, respectively; $655, $160, $525 and $655 of litigation settlement and judgment expense for the three months ended June 30, 2019, December 31, 2018, and June 30, 2018, and for the six months ended June 30, 2019, respectively; $2,469 and $1,944 of litigation settlement and judgment income for the three months ended March 31, 2018 and six months ended June 30, 2018, respectively.